Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 14, 2013

To the Board of Directors of

Rapid Fire Marketing, Inc.

Carson City, Nevada

We hereby consent to the incorporation by reference in the Form 10, General Form for Registration of Securities Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934 of Rapid Fire Marketing, Inc. of our report dated September 24, 2013, related to the financial statements of Rapid Fire Marketing, Inc. as of and for the years ending December 31, 2012 and 2011.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC